Exhibit 10.4

LEAP THERAPEUTICS, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT AGREEMENT

This RESTRICTED STOCK UNIT GRANT AGREEMENT (the “Agreement”), dated as of November 11, 2025 (the “Date of Grant”), is delivered by Leap Therapeutics, Inc. (the “Company”) to __________ (the “Participant”).

RECITALS

The Leap Therapeutics, Inc. 2016 Equity Incentive Plan, as amended and in effect on the date hereof (the “Plan”), provides for the grant of Restricted Stock Units (as defined in the Plan) in accordance with the terms and conditions of the Plan. The Committee (as defined in the Plan) has decided to make this grant of Restricted Stock Units as an inducement for the Participant to promote the best interests of the Company and its stockholders. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.             Grant of Restricted Stock Units. Subject to the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants the Participant ________ Restricted Stock Units (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a share of common stock of the Company (“Stock”) on the applicable settlement date set forth in Section 5 below.

2.             No Rights Prior to Settlement. Stock Units represent hypothetical shares of Stock, and not actual shares of Stock. No shares of Stock shall be issued to the Participant at the time the grant of the Stock Units is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award.

3.             Vesting. As of the date of this Agreement, all of the Stock Units shall be fully vested and shall not be subject to any Risk of Forfeiture.

4.             Settlement of Stock Units and Tax Withholding.

(a)             Subject to the provisions of this Section 4(a) and Sections 4(b), 4(c) and 11 below, the Company shall issue to the Participant one share of Stock for each Stock Unit, subject to applicable tax withholding obligations, on [alt 1: the fifth (5th) business day after the Date of Grant] [alt 2: as soon as practicable following the earlier to occur of (1) the date the Participant ceases for any reason to be a member of the Company’s Board of Directors or (2) the date of the first annual meeting of stockholders of the Company that occurs following the Date of Grant]1; provided, however, that the Company shall not be required to issue to Participant any share of Stock pursuant to the foregoing provisions of this Section 4(a) with respect to any Stock Unit (or otherwise settle any such Stock Unit in shares of Stock) on any date that the Committee, in its sole discretion, determines Participant is subject to any limitation or restriction (including, without limitation, (1) any limitation or restriction under the Company’s insider trading policy as then in effect and (2) any limitation or restriction imposed by securities laws or other laws such as Rule 144 promulgated under the Securities Act of 1933, as amended, and Section 16(b) of the Securities Exchange Act of 1934, as amended) that does not permit Participant to offer to sell or sell on the public market on such date all of the shares of Stock that otherwise would be issued to Participant on such date pursuant to this Section 4(a) in settlement of such Stock Unit. Notwithstanding anything express or implied in the foregoing provisions of this Section 4(a) to the contrary, in no event shall settlement of a Stock Unit occur later than the fifteenth day of the third calendar month following the calendar year in which the Date of Grant occurs, and in no event shall Participant be permitted, directly or indirectly, to designate the calendar year of payment.

1 Chose the applicable settlement date alternative.

(b)             All obligations of the Company under this Agreement shall be subject to the right of the Company as set forth in the Plan to require the Participant to remit to the Company an amount sufficient to satisfy statutory minimum federal, state, local, foreign or other withholding tax requirements if, when, and to the extent required by law prior to the issuance of shares of Stock. The obligations of the Company under this Agreement shall be conditional on satisfaction of all such statutory minimum withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant or to utilize any other withholding method prescribed by the Committee from time to time. However, the Participant may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable statutory minimum withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy the Participant's tax obligations. Any such election shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate. If shares of Stock are withheld to satisfy an applicable withholding requirement, the shares of Stock withheld shall have a Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction unless the Committee determines otherwise.

(c)             The obligation of the Company to deliver Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of any shares of Stock on any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of such shares, such shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares of Stock, if any, to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.

5.             No Stockholder Rights. Neither the Participant, nor any person entitled to receive Stock Units in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Stock, including voting or dividend rights, until such shares of Stock have been issued upon settlement of Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units.

6.             Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and settlement of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7.             No Service or Other Rights. The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company or any Affiliate and shall not interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time. The right of the Company and any Affiliate to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

8.             Assignment and Transfers. The Stock Units are not transferable, and shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of the Participant's rights in the Stock Units may be exercised during the life of the Participant only by the Participant or the Participant's legal representative. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to its Affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

9.             Governing Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws provisions thereof.

10.             Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of its Chief Financial Officer at the Company's principal place of business, and any notice to the Participant shall be addressed to such Participant at his or her residence address last filed with the Company. Any notice shall be delivered in accordance with Section 17 of the Plan.

11.             Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. To the extent subject to Section 409A of the Code, settlement of the Stock Units may only be made in a manner and upon an event permitted by Section 409A of the Code, and each settlement of the Stock Units shall be treated as a separate payment, and the right to a series of installment payments under the Stock Units shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the previous sentence, the Company may also amend the Plan or this Agreement or revoke the Stock Units to the extent permitted by the Plan.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

LEAP THERAPEUTICS, INC.

Name:
Title:

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of this Agreement and the incorporated provisions of the Plan. I hereby agree that all decisions and determinations of the Committee with respect to the Stock Units shall be final and binding.

Date	Participant